Exhibit 10.12

                              August 12, 1998



Republic Industries, Inc.
110 S.E. 6th Street
Republic Tower
Fort Lauderdale, Florida  33301

      Attention:  Thomas W. Hawkins
                  Senior Vice President

Dear Mr. Hawkins:

     In consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Republic Industries, Inc. ("Republic"), Michael S. Egan ("Egan") and theglobe.com wish to memorialize the following understandings and agreements:

     1. Egan and theglobe.com hereby grant to Republic a Right of First Negotiation with respect to the conduct of automotive "clubsites" on theglobe.com, pursuant to the terms of this paragraph. This means that during the period commencing on the date hereof and ending six (6) months hereafter, Egan and theglobe.com shall negotiate exclusively with Republic and shall use their commercially reasonable efforts to reach an agreement (the "Exclusivity Agreement") with Republic pursuant to which Republic would be granted exclusive rights to engage in or conduct an automotive clubsite on theglobe.com.

     2. Republic hereby agrees that it shall purchase advertising from theglobe.com for the three-year period commencing on the date hereof, upon the terms and conditions set forth in Exhibit 1 hereto. Egan and theglobe.com hereby grant to Republic a "most favored nation" right for a period of three years pursuant to the terms of this paragraph. This means that during the three-year period commencing on the date hereof, in the event that theglobe.com grants a third party the right to advertise on theglobe.com at a price that is more favorable than the price offered to Republic, theglobe.com shall offer the more favorable price to Republic for advertising generally comparable in type and scope to Republic's advertising on theglobe.com; provided, however, that theglobe.com shall have no such obligation to offer Republic such favorable pricing in the context of so-called short-term, distressed advertising rates. Any amounts paid for advertising on theglobe.com by Republic pursuant to the Exclusivity Agreement shall be credited toward Republic's commitment under this paragraph 2.

     If the foregoing accurately reflects our understanding, please indicate your agreement by executing this letter agreement as indicated below.

                                          Sincerely,

                                          theglobe.com


                                          By:
                                             ------------------------------
                                          Name:
                                          Title:


                                          ---------------------------------
                                          MICHAEL S. EGAN, individually


AGREED AND ACCEPTED:

REPUBLIC INDUSTRIES, INC.


By:
   -----------------------------
   Name:   Thomas W. Hawkins
   Its:    Senior Vice President


Attachment


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                                                                     Exhibit 1
theglobe.com



Deal Structure
--------------



Term:                   3 years
Total Commitment:       $           ($    per year)
Start Date:             9/1/98

Components by Year:

Year One:

Integrated Advertising Buy
     a)   2.4 (Two million four hundred thousand)
          banners/buttons/contextual links per month or 28.8 (twenty-eight million eight hundred thousand) banners/buttons/links per year to promote AutoNation sites and product promotion (no third party with the exception of local dealer network)
     b)   Monthly "Auto" text impressions on theglobe.com homepage
     c)   Opt-in Lead Generation of theglobe.com and Auto area pages
     d)   Monthly inclusion in theglobe.com monthly newsletter


Year Two:

Integrated Advertising Buy
     a) Two (2) million banners/buttons/contextual links per month or 24 (twenty-four) million banners/buttons/links per year to promote AutoNation sites and product promotion (no third party with the exception of local dealer network)
     b)   Monthly "Auto" text impressions on theglobe.com homepage
     c)   Opt-in Lead Generation of theglobe.com and Auto area pages
     d)   Monthly inclusion in theglobe.com monthly newsletter


Year Three:

Integrated Advertising Buy
     a) One million five hundred thousand (1.5) million banners/buttons/contextual links per month or 18 (eighteen) million banners/buttons/links per year to promote AutoNation sites and product promotion (no third party with the exception of local dealer network)
     b)   Monthly "Auto" text impressions on
          theglobe.com homepage
     c)   Opt-in Lead Generation of theglobe.com
          and Auto area pages
     d)   Monthly inclusion in theglobe.com monthly newsletter